Exhibit 23i

Consent of Independent Registered Public Accounting Firm

The Board of Directors

BNC Bancorp

Thomasville, North Carolina

We consent to the incorporation by reference in Registration Statement No. 333-139733 of BNC Bancorp on Form S-8 of our report dated March 30, 2007, related to the audit of the consolidated financial statements of BNC Bancorp and subsidiary at December 31, 2006 and 2005, and for each of the years then ended, which report appears in this Annual Report on Form 10-K of BNC Bancorp.

/s/ Cherry, Bekaert & Holland, L.L.P.

Raleigh, North Carolina

March 30, 2007